Exhibit 99.1

Consolidated Financial Statements of

Seaway TLC Inc.

For the Years ended December 31, 2009 and 2008

KPMG LLP
Chartered Accountants	Telephone	(416) 777-8500
Bay Adelaide Centre	Fax	(416) 777-8818
333 Bay Street Suite 4600	Internet	www.kpmg.ca
Toronto ON M5H 2S5
Canada

INDEPENDENT AUDITOR’S REPORT

The Board of Directors of Seaway TLC Inc.:

We have audited the accompanying consolidated balance sheets of Seaway TLC Inc. as of December 31, 2009 and 2008, and the related consolidated statements of operations, retained earnings/(deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Seaway TLC Inc. as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended in conformity with Canadian generally accepted accounting principles.

Canadian generally accepted accounting principles vary in certain significant respects from U.S. generally accepted accounting principles. Information relating to the nature and effect of such differences is presented in note 19 to the consolidated financial statements.

Chartered Accountants, Licensed Public Accountants

Toronto, Canada
October 28, 2010

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity.
KPMG Canada provides services to KPMG LLP.

SEAWAY TLC INC.
Consolidated Balance Sheets
(In thousands of Canadian dollars)
As at December 31,

	2009	2008
Assets
Current assets:
Cash	$8,129	$2,090
Accounts receivable (note 17(a))	9,146	7,406
Due from Marsulex Inc. and subsidiaries (note 10)	3,796	7,506
Inventories (note 5)	42	112
Income taxes receivable	722	197
Prepaid expenses and other assets	121	136
	21,956	17,447
Property, plant and equipment (note 6)	20,630	20,356
Placement cells (note 8)	4,179	4,112
Intangible assets (note 9)	9,716	13,571
Goodwill	31,170	31,170
	$87,651	$86,656
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$2,006	$1,130
Due to Marsulex Inc. and subsidiaries (note 10)	8,056	4,128
Employee future benefits (note 13)	671	--
Accrued liabilities	4,257	4,486
Current portion of deferred revenue	40	40
	15,030	9,784

Deferred revenue	233	273
Employee future benefits (note 13)	--	422
Other liabilities (note 7)	826	643
Future tax liability (note 15)	5,197	6,805
Promissory Note (note 10)	27,800	27,800
Shareholder’s equity:
Capital stock (note 11)	12,956	12,956
Contributed surplus	25,837	25,837
Retained earnings/(deficit)	(228)	2,136
	38,565	40,929
	$87,651	$86,656
Commitments and contingencies (note 14)
See accompanying notes to consolidated financial statements.

Laurie Tugman	William Martin
Director, Seaway TLC Inc	Director, Seaway TLC Inc

SEAWAY TLC INC.
Consolidated Statements of Operations
(In thousands of Canadian dollars)
For the years ended December 31,

	2009	2008
Revenue	$38,522	$34,649
Cost of sales and services	23,621	18,917
Gross profit	14,901	15,732

Selling, general, administrative and other	4,694	5,414
Management fee (note 10)	1,800	1,800
Depreciation and amortization (notes 6, 8 and 9)	8,215	8,336
Foreign exchange (gains) losses on monetary items (note 17(b))	1,323	(805)
Interest expense, net (note 10(b))	2,549	1,391
Loss before income taxes	(3,680)	(404)
Income taxes (recovery) (note 15):
Current	292	1,584
Future	(1,608)	(1,828)
	(1,316)	(244)
Net loss	$(2,364)	$(160)

Consolidated Statement of Retained Earnings/(Deficit)
(In thousands of Canadian dollars)
For the years ended December 31,

	2009	2008
Retained earnings, Beginning of Year	$2,136	$30,096
Net loss	(2,364)	(160)
Dividends paid (notes 10 and 12)	--	(27,800)
Retained earnings/deficit, End of Year	$(228)	$2,136

See accompanying notes to consolidated financial statements.

SEAWAY TLC INC.
Consolidated Statements of Cash Flows
(In thousands of Canadian dollars)
For the years ended December 31,

	2009	2008
Cash provided by (used in):

Operating activities:
Net loss	$(2,364)	$(160)
Items not affecting cash:
Depreciation and amortization	8,215	8,336
Accretion (note 7)	12	12
Future income taxes	(1,608)	(1,828)

Change in non-cash operating working capital (note 16)	(1,153)	(1,519)
Cash provided by operations	3,102	4,841

Financing activities:
Increase in Promissory Note	--	27,800
Dividends paid	--	(27,800)
Due to Marsulex Inc. and subsidiaries	3,928	932
	3,928	932
Investing activities:
Additions to property, plant and equipment	(3,044)	(1,167)
Additions to placement cells	(1,657)	(1,334)
Due from Marsulex Inc. and subsidiaries	3,710	(1,884)
	(991)	(4,385)

Increase in cash	6,039	1,388

Cash, beginning of year	2,090	702
Cash, end of year	$8,129	$2,090

Supplemental cash flow information:
Interest paid (note 10(b))	$--	$--
Income taxes paid, net of refunds	860	1,033
See accompanying notes to consolidated financial statements.

SEAWAY TLC INC.
Notes to Consolidated Financial Statements
(Tabular amounts in thousands of Canadian dollars)
For the years ended December 31, 2009 and 2008

1. Significant accounting policies:

(a)        Basis of presentation:

These consolidated financial statements include the accounts of Seaway TLC Inc. (the “Company”) and its wholly owned subsidiaries Stablex Canada Inc. and Gulfstream TLC Inc. from their respective dates of acquisition. The consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”) and are prepared in Canadian dollars. These consolidated financial statements have been reconciled to generally accepted accounting principles in the United States (“US GAAP”) in note 19. All intercompany balances and transactions between these companies have been eliminated. On August 16, 2005, the Company’s assets and liabilities were comprehensively revalued as a result of applying push-down accounting. The revaluation adjustment of $25,837,000 was classified as contributed surplus. The Company provides the safe handling, treatment and disposal of industrial hazardous waste streams.

(b)       Use of estimates:

The preparation of financial statements in conformity with Canadian GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the year. On an ongoing basis, the Company evaluates its estimates, including those related to amounts recognized for or carrying values of revenues, bad debts, long-lived assets including intangible assets and goodwill, income taxes, contingencies and litigation. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances at the time they are made and on an ongoing basis. Actual results could differ from those estimates.

(c)        Revenue recognition:

The Company provides industrial services, including the processing, removal, treatment and disposal of inorganic hazardous waste.

Revenue from processing activities, including the treatment and disposal of inorganic hazardous waste is recognized as the services are rendered and upon completion of the Company’s obligation stipulated under contractual agreements or upon the transfer of title to the Company.

(d)       Foreign currency translation:

The accounts of the Company's foreign operations are not considered to be self-sustaining. Monetary assets and liabilities denominated in U.S. dollars of non self-sustaining operations are translated into Canadian dollars at the rate of exchange in effect at the balance sheet date. All revenue and expenses denominated in U.S. dollars are translated at average rates in effect during the year. Translation gains and losses are included in the Consolidated Statements of Operations.

(e)       Income taxes:

Future tax assets and liabilities are recognized for the future income tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using enacted or substantively enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is recorded against any future tax asset if it is more likely than not that the asset will not be realized.

(f)       Employee future benefit plans:

The Company accrues its obligations under employee benefit plans and the related costs net of plan assets and has adopted the following policies:

i)
The cost of pensions and other retirement benefits earned by employees is actuarially determined using the projected benefit method prorated on service and management’s discount rate and best estimate of expected plan investment performance, salary escalation, retirement ages of employees and expected health care costs.

ii)	For the purpose of calculating the expected return on plan assets, those assets are valued at fair value.

iii)
The excess of the net actuarial gain (loss) over 10% of the greater of the accrued benefit obligation and the fair value of plan assets at the beginning of the year is amortized over the average remaining service period of active employees.

(g)       Inventories:

Inventories consist of raw materials which are stated at the lower of cost and net realizable value. Costs are determined using a first in, first out basis.  Net realizable value is the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs for sale and distribution.

(h)       Property, plant and equipment:

Property, plant and equipment is stated at cost. Depreciation is charged on a straight-line basis over the economic useful lives of the related assets or, where applicable, the lower of the economic useful lives of the related assets and the duration of the related customer contracts, which range from 2 to 20 years.

Costs related to facilities and equipment under construction are not depreciated until the facilities and equipment are substantially completed and ready for commercial use.

The Company includes, as part of the cost of its plant and equipment, all interest costs incurred prior to the asset becoming ready for operation.

(i)        Asset retirement obligations:

The Company recognizes the fair value of a future asset retirement as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets that results from the acquisition, construction, development, and/or normal use of the assets. The Company concurrently recognizes a corresponding increase in the carrying amount of the related long-lived asset that is depreciated over the life of the asset. The fair value of the asset retirement obligation is estimated using the expected cash flow approach that reflects a range of possible outcomes discounted at a credit-adjusted risk-free interest rate. Subsequent to the initial measurement, the asset retirement obligation is adjusted at the end of each period to reflect the passage of time and changes in the estimated future cash flows underlying the obligation. Changes in the obligation due to the passage of time are recognized in income as an operating expense using the interest method. Changes in the obligation due to changes in estimated cash flows are recognized as an adjustment of the carrying amount of the related long-lived asset that is depreciated over the remaining economic useful life of the asset.

(j)        Intangible assets:

Intangibles include the fair value at the date of acquisition of long-term contractual customer relationships, technology, certificates and permits and a trade name. These assets are amortized over periods which range from 5 to 12 years.

(k)       Impairment of long-lived assets:

Long-lived assets, including property, plant and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

(l)        Goodwill:

Goodwill is initially recorded as the excess of the Company's cost over the fair value of the net identifiable assets acquired in a business combination. On an annual basis, the Company assesses the carrying value of goodwill based upon the fair value of the related reporting unit. If any impairment in the value of the reporting unit exists, the implied fair value of goodwill allocated to that reporting unit is determined and compared to the carrying value of the goodwill. Any impairment that exists following the assessment is recorded as a charge to the statement of operations as part of earnings from operations at the time the impairment occurs. The Company only has one reporting unit.

(m)      Placement cells:

Placement cells include expenditures relating to the excavation and related infrastructure costs of placement cells. These costs are amortized based upon the volume of industrial waste processed for disposal, as these relate to the remaining capacity from placement cell excavation.

(n)      Environmental obligations:

Liabilities are recorded when environmental claims or remedial efforts are probable and the costs can be reasonably estimated. Environmental expenditures that relate to current operations are expensed or capitalized as appropriate.

(o)      Financial Instruments, Recognition and Measurement:

The following is a summary of the accounting model the Company applies to each of its significant categories of financial instruments:

Cash	Held-for-trading
Accounts receivable	Loans and receivables
Due from Marsulex Inc. and subsidiaries	Loans and receivables
Accounts payable, accrued liabilities and other liabilities	Other liabilities
Due to Marsulex Inc. and subsidiaries	Other liabilities
Promissory note	Other liabilities

The Company accounts for transaction costs related to the issuance of financial instruments that are held for trading as a charge to the statement of operations in the period in which they arise. The Company recognizes only those derivatives embedded in contracts issued, acquired or substantively modified on or after January 1, 2003 as permitted by the transitional provisions according to Canadian GAAP.

2.        Changes in accounting policies:

(a)       Goodwill and intangibles:

The Company adopted CICA Section 3064, Goodwill and Intangible Assets, effective January 1, 2009, which replaced Section 3062, Goodwill and Other Intangible Assets and Section 3450, Research and Development. The new standard provides guidance on the recognition, measurement, presentation and disclosure of goodwill and intangible assets and has been adopted on a retrospective basis. The adoption of this new standard did not have a material impact on the Company’s financial statement disclosures or results of operations.

(b)       EIC 173 – Credit risk and the fair value of financial assets and financial liabilities:

In January 2009, the CICA approved EIC 173 Credit Risk and the Fair Value of Financial Assets and Financial Liabilities. This guidance clarified that an entity’s own credit risk and the credit risk of the counterparty should be taken into account in determining the fair value of financial assets and financial liabilities including derivative instruments. This guidance is applicable to fiscal periods ending on or after January 20, 2009. The Company has evaluated the new EIC and determined that adoption of the new requirement did not have a material impact on the Company’s consolidated financial statements.

(c)       Financial Instruments – Disclosures:

In June 2009, the CICA amended Section 3862, Financial Instruments – Disclosures, to include additional disclosure requirements about fair value measurement for financial instruments and liquidity risk disclosures. These amendments require a three level hierarchy that reflects the significance of the inputs used in making the fair value measurements. Fair value of assets and liabilities included in Level 1 are determined by reference to quoted prices in active markets for identical assets and liabilities. Assets and liabilities in Level 2 include valuations using inputs other than quoted prices for which all significant inputs are based on observable market data, either directly or indirectly. Level 3 valuations are based on inputs that are not based on market data. The Company’s only financial instrument measured at fair value is cash which is a level 1 measurement.

3.         New accounting pronouncements:

(a)       Business Combinations

In January 2009, the CICA issued Handbook Section 1582, Business Combinations, which requires that all assets and liabilities of an acquired business be recorded at fair value at acquisition. Obligations for contingent considerations and contingencies will also be recorded at fair value at the acquisition date. The standard also states that acquisition-related costs will be expensed as incurred and that restructuring charges will be expensed in periods after the acquisition date. The new standard applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period on or following January 1, 2011. The Company is currently assessing the impact of this new standard on its financial statements.

(b)      Consolidations and Non-Controlling Interests

In January 2009, the CICA issued Handbook Section 1601, Consolidations, and Section 1602, Non-Controlling Interests. Section 1601 establishes standards for the preparation of consolidated financial statements. Section 1602 establishes standards for accounting for non-controlling interest in a subsidiary in consolidated financial statements subsequent to a business combination. These standards apply to interim and annual consolidated financial statements relating to fiscal years beginning on or after January 1, 2011. The Company is currently assessing the impact of this new standard on its financial statements.

4.        Capital management:

The Company generates positive cash flows from operations that are used to fund maintenance and expansion capital projects, meet debt obligations, and make dividend payments.

The Company’s primary objectives of managing capital are to:

♦      Ensure the longevity of its capital to support continued operations and shareholder returns; and
♦      Safeguard its ability to continue as a going concern and to meet its obligations.

The Company defines capital as follows:

	2009	2008
Shareholder’s equity	$38,565	$40,929
Promissory note	27,800	27,800
Cash	(8,129)	(2,090)
	$58,236	$66,639

The Company intends to maintain a flexible capital structure consistent with the objectives stated above and to respond to economic challenges and the risk characteristics of underlying assets. In order to maintain or adjust its capital structure, it may issue new share capital, raise debt (secured, unsecured, convertible and/or other types of available debt instruments) or refinance existing debt with different characteristics.

Annual capital and operating expenditure budgets are used by the Company to facilitate the management of its capital requirement. These budgets are approved by the Board of Directors of Marsulex Inc. and are reviewed periodically and updated if there are significant changes in the fundamental underlying assumptions during a period.

The Company is not subject to any externally imposed capital requirements and does not presently utilize any quantitative measures to monitor its capital.

There were no changes in the Company’s approach to managing capital during the year.

5.         Inventories:

	2009	2008
Raw materials	$42	$112

6.         Property, plant and equipment:

			2009
		Accumulated	Net book
	Cost	depreciation	Value
Land	$1,625	$--	$1,625
Plant and building	12,780	3,140	9,640
Equipment	16,746	7,636	9,110
Facilities and equipment under construction	255	--	255
	$31,406	$10,776	$20,630

			2008
		Accumulated	Net book
	Cost	depreciation	Value
Land	$1,625	$--	$1,625
Plant and building	12,643	1,925	10,718
Equipment	13,772	5,979	7,793
Facilities and equipment under construction	220	--	220
	$28,260	$7,904	$20,356

Depreciation expense amounted to $2,770,000 and $2,573,000 for the years ended December 31, 2009 and 2008 respectively.

7.        Asset retirement obligations:

The Company has recorded asset retirement costs and the corresponding obligation where it has determined legal obligations exist, including properties that are on leased land which revert back to the lessor and where the Company has a non-assignable legal obligation under the land lease agreement to remove improvements and structures from the properties. The following is a reconciliation of the changes in the asset retirement obligations during the year, which is included in other liabilities on the Consolidated Balance Sheets:

	2009	2008
Balance, beginning of year	$202	$190
Accretion expense and other	12	12
Balance, end of year	$214	$202

The accretion expense is included in costs of sales and services. The estimated undiscounted cash flows required to settle the obligation is estimated to be $328,000 and are assumed to be settled at December 31, 2023. The cash flows are discounted using a credit-adjusted risk-free rate of 5.3% (2008 – 5.3%).

Other assumptions used by management to determine the carrying amount of the asset retirement obligation are: estimated costs to satisfy Ministry of Environment and Government of Quebec obligations, and the rate of inflation over the expected years to settlement.

8.        Placement cells:

	2009	2008
Placement cells at cost	$9,515	$7,858
Accumulated amortization	5,336	3,746
	$4,179	$4,112

Amortization expense of the placement cells amounted to $1,590,000 and $1,317,000 for the years ended December 31, 2009 and 2008, respectively.

9.         Intangible assets:

			2009
	Cost	Accumulated amortization	Net book value
Technology	$4,600	$2,682	$1,918
Customer relationships	8,200	4,173	4,028
Certificates and permits	13,400	9,768	3,632
Trade name	1,100	962	138
	$27,300	$17,584	$9,716

			2008
	Cost	Accumulated amortization	Net book value
Technology	$4,600	$2,069	$2,531
Customer relationships	8,200	3,384	4,816
Certificates and permits	13,400	7,534	5,866
Trade name	1,100	742	358
	$27,300	$13,729	$13,571

Amortization expense amounted to $3,855,000 and $4,447,000 for the years ended December 31, 2009 and 2008, respectively.

10.       Related party transactions:

	2009	2008
Promissory note – Marsulex Inc. (note 10(a))	$27,800	$27,800
Due from Marsulex Inc. and subsidiaries	3,796	7,506
Due to Marsulex Inc. and subsidiaries	8,056	4,128
Management fees paid to Marsulex Inc.	1,800	1,800
Dividends paid to Marsulex Inc. (note 12)		27,800
Interest on Promissory Note to Marsulex Inc. (note 10(b))	2,557	1,401

The Company has entered into a management services contract with its parent for the supply of management and financial services. The above related party transactions are in the normal course of operations and have been recorded at the exchange amounts agreed to between the parties.

(a)       Promissory Note – Marsulex Inc.:

On June 17, 2008, Stablex Canada Inc. (“Stablex”) obtained a demand promissory note for $27,800,000 from Marsulex Inc. Seaway TLC Inc. is a wholly owned subsidiary of Marsulex Inc. The promissory note bears interest at 9.2% per annum. Stablex has the right and privilege of paying the whole or any portion of the principal amount of this promissory note from time to time remaining unpaid and outstanding at any time or times. Under the terms of the promissory note, interest shall accrue daily and be calculated on the basis of the actual number of days elapsed in a year of 365 days or 366 days as the case may be, and shall be payable monthly, in arrears, on the first business day of each and every month. Overdue interest bears interest at the same rate as the principal amount.

Interest commitments on the loan are $2,557,600 per annum until the loan is paid in full.

The fair value of the outstanding balance of this debt at December 31, 2009 is approximately $27,800,000 as the note is due on demand and an active market does not exist for this instrument.

The promissory note has been classified as a long-term liability as Marsulex Inc. has confirmed that it is not their intention to demand repayment in 2010.

(b)       Interest expense - net:

	2009	2008
Interest expense	$2,557	$1,404
Interest income	(8)	(13)
Net interest expense	$2,549	$1,391

Interest expense includes $2,557,600 (2008 $1,401,000) due to Marsulex Inc. relating to the promissory note.

11.      Capital stock:

Authorized:

The Company is authorized to issue an unlimited number of common shares without nominal or par value. 5,827 common shares were issued and outstanding as of December 31, 2009 and 2008.

12.       Dividend:

On June 17, 2008, the Company declared and paid a dividend on the outstanding common shares of the Corporation in the aggregate amount of $27,800,000.

13.       Employee future benefits:

During the third quarter of 2009, the Company transferred all employees from a defined benefit plan into a defined contribution plan and accrued a provision for a curtailment expense in connection to some of its employees. The settlement and wind up was completed in 2010.

The Company measures its accrued benefit obligations and the fair value of plan assets for accounting purposes as at December 31 of each year. The most recent actuarial valuation of the pension plan was conducted for the wind up of the plan as of September 30, 2009.

The change in the funded status of post-retirement defined benefit plans was as follows:

	Pension benefits
	2009	2008
Change in post-retirement obligations:
Obligation at beginning of year	$2,659	$4,863
Service cost	81	183
Interest cost	172	230
Settlement	--	(1,499)
Benefits paid	(131)	(87)
Curtailment	510	--
Actuarial loss (gain)	223	(1,031)
Obligations at end of year	$3,514	$2,659

Change in plan assets:
Fair value of plan assets at beginning of year	$2,555	$4,211
Actual return on plan assets	148	240
Employer contributions	150	162
Settlement	--	(1,499)
Benefits paid	(131)	(87)
Actuarial gain (loss)	121	(472)
Fair value of plan assets at end of year	$2,843	$2,555

Funding status of plans:
Plan deficit	$(671)	$(104)
Unrecognized actuarial gains	--	(318)
Net post-retirement liabilities at end of year	$(671)	$(422)

As a result of the above noted curtailment of the defined benefit plan, $671,000 has been reclassified to current liabilities.

Included in the above accrued benefit obligation and fair value of plan assets at year-end are the following amounts in respect of benefit plans that are not fully funded:

	Pension benefits
	2009	2008
Accrued benefit obligation	$3,514	$2,659
Fair value of plan assets	2,843	2,555
Funded status – plan deficit	$671	$104

	Percentage of plan assets
Asset category	2009	2008
Equity securities	45%	49%
Debt securities	50%	46%
Other	5%	5%
Total	100%	100%

Post-retirement benefits expense included the following components:

	Pension benefits
	2009	2008
Service cost	$81	$183
Interest cost	172	230
Return on plan assets	(149)	(240)
Amortization of actuarial and investment loss (gain)	(2)	--
Curtailment expense	297	--
Settlement income	--	(179)
Post-retirement benefits expense	$399	$(6)

The assumptions at December 31, 2009 were as follows:

	Pension benefits
	2009	2008
Discount rate at the end of the year	3.8%	7.0%
Expected return on plan assets during the year	6.5%	6.5%
Rate of compensation increase (end of year)	0.0%	4.0%

The Company’s contribution to the defined contribution plan is as follows:

	2009	2008
Cost of defined contribution plan	$214	$166

14.       Commitments and contingencies:

(a)       Operating leases:

The Company leases land under a long-term operating lease which is valid up to 2018 with a renewable period of five additional years. The Company is committed to rental payments as follows:

2010	$18
2011	18
2012	18
2013	20
2014	21
Thereafter	70
$165

(b)       Environmental remediation costs:

The Company's operations are subject to numerous laws, regulations and guidelines relating to air emissions, water discharges, solid and hazardous wastes, transportation and handling of hazardous substances, and employee health and safety in Canada. These environmental regulations are continually changing and are generally becoming more restrictive. Environmental assessments were conducted prior to the purchase of the Stablex site as a basis to, among other things, evaluate indemnity protections and, where applicable, to verify the appropriateness of existing accruals and estimates for remediation costs. The Company periodically engages third party consultants to review the environmental status of its site. Although it is possible that liabilities may arise in other instances for which no accruals have been made, the Company does not believe that such an outcome will significantly impact its operations or have a material effect on its financial position.

(c)       Other claims:

The Company is involved in certain claims arising out of the ordinary course and conduct of its business, which in the opinion of management will not have a material impact upon the financial position of the Company.

15.       Income taxes:

The income tax rate varies from the basic federal and provincial income tax rate as follows:

	2009	2008
Statutory federal and provincial income tax rate applied to income before taxes	33.0%	30.9%
Income taxed at different rates in different jurisdictions	(1.2)	(3.5)
Amounts not deductible for income tax purposes and other	4.0	33.0
Combined effective income tax rate	35.8%	60.4%

The tax effects of temporary differences that give rise to significant portions of the future tax assets and future tax liabilities at December 31, 2009 and 2008 are presented below:

	2009	2008
Future tax assets:
Accrued and other liabilities	$598	$717
Total gross future tax assets	598	717
Less valuation allowance	--	--

Net future tax assets	598	717
Future tax liabilities:
Property, plant and equipment	(1,978)	(2,344)
Placement cells	(1,196)	(1,484)
Intangible assets	(2,621)	(3,694)
Total gross future tax liabilities	(5,795)	(7,522)
Net future tax liability	$(5,197)	$(6,805)

16.       Change in non-cash operating working capital:

	2009	2008
Accounts receivable	$(1,740)	$(2,388)
Inventories	70	26
Prepaid expenses and other assets	15	(52)
Accounts payable and accrued and other liabilities	1,067	(84)
Income taxes receivable/payable	(525)	1,019
Deferred revenue	(40)	(40)
	$(1,153)	$(1,519)

17.      Financial instruments:

Overview:

Categories of financial assets and liabilities:

			2009		2008
	Accounting Policy	Fair Market Value	Carrying Value	Fair Market Value	Carrying Value
Cash	Held-for-trading	$8,129	$8,129	$2,090	$2,090
Accounts receivable	Loans and receivable	9,146	9,146	7,406	7,406
Due from Marsulex Inc. and subsidiaries	Loans and receivable	3,796	3,796	7,506	7,506
Due to Marsulex Inc. and subsidiaries	Other liabilities	8,056	8,056	4,128	4,128
Accounts payable, accrued liabilities and other liabilities	Other liabilities	7,089	7,089	6,259	6,259
Promissory Note	Other liabilities	27,800	27,800	27,800	27,800

The Company has exposure to the following risks from its use of financial instruments:

•       Accounts receivable /credit risk
•       Foreign exchange risk
•       Liquidity risk
•       Commodity price risk
•       Interest rate risk
•       Long-term investment risk

This note presents information about the Company’s exposure to each of the above risks and the Company’s objectives, policies and processes for measuring and managing risk.

The Company has a comprehensive risk management framework that is used to identify and analyze the risks faced by the Company, to set appropriate limits and controls, and to monitor risks and adherence to limits. This framework, as well as the related management policies and systems, are reviewed regularly to reflect changes in market conditions and the Company’s activities. The Board of Directors of Marsulex Inc., through its various committees, has overall responsibility for overseeing how management monitors compliance with the Company’s risk management policies and procedures and reviews the adequacy of the risk management framework in relation to the risks faced by the Company.

(a)       Accounts receivable /credit risk:

Credit risk stems primarily from the risk that customers may not meet their contractual obligations. The amounts reported in the balance sheet are net of allowances for doubtful accounts, estimated by the Company’s management based on prior experience and their assessment of the current economic environment. The Company analyzes and reviews the financial health of the current customers on an ongoing basis and applies rigorous evaluation procedures to all new accounts and when collection is not reasonable or certain, adjusts the allowance for doubtful accounts accordingly. Credit reports and financial statements are used to set credit limits for each customer. The largest customer represents 27.4% of the total revenues for the year ended December 31, 2009 (2008 – 10.7%). In the year ended December 31, 2009, the maximum credit risk to which the Company is exposed to is the carrying value of accounts receivable.

	2009	2008
Accounts receivable, gross	$9,219	$7,477
Allowance for doubtful accounts	(73)	(71)
Accounts receivable, net	$9,146	$7,406

	2009	2008
Accounts receivable denominated in U.S. dollars	$5,875	$1,826
Accounts receivable which are more than 60 days beyond date of invoice	1,408	1,168

The Company has 64.2% of its accounts receivable at December 31, 2009 which are denominated in U.S dollars (2008 – 24.7%) and 15.4% of accounts receivable at December 31, 2009 which are more than 60 days beyond the invoice date (2008 – 15.8%).

(b)       Foreign exchange risk:

The Company’s US dollar exposure is limited to its US based revenues and the costs associated with its US based sales force. The Company reports in Canadian dollars and therefore is exposed to foreign exchange fluctuations in the following areas: (1) revenues and expenses; and (2) monetary assets and liabilities, and working capital.

The Company recorded the following foreign exchange gains (losses):

	2009	2008
Foreign exchange gain on net monetary items	$1,323	$(805)

The Company’s exposure to foreign currency risk relating to its financial instruments was as follows based on notional amounts:

	2009	2008
Net U.S. dollar net monetary items affecting net earnings	$17,594	$2,085

A one-cent increase in the Canadian dollar against its U.S. dollar counterpart on these U.S. dollar denominated assets and liabilities, assuming these amounts remain unchanged, is as follows:

Earnings Before Income Taxes
December 31, 2009, effect of foreign exchange loss	$190

(c)       Liquidity risk:

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company’s objective in managing liquidity is to ensure that it will always have sufficient liquidity to meet its commitments when due, without incurring unacceptable losses or risking damage to the Company’s reputation.

The Company generates positive cash flows from operations that are used to fund maintenance and expansion capital projects, meet debt obligations, and make dividend payments.

Other commitments include other liabilities, with no fixed commitment dates, which are expected to be paid subsequent to December 31, 2010:

2009
Asset retirement obligations	$328
Other liabilities	612

Off Balance Sheet Arrangements:

All of the Company’s subsidiaries have been consolidated and are reflected in the Company’s financial statements. The Company does not have any off balance sheet arrangements.

18.       Geographic segments:

The Company operates in Canada and the United States. Revenue is attributed to customers based on their location.

		Revenue	Property, plant and equipment, goodwill and intangible assets
	2009	2008	2009	2008
Canada	$21,992	$24,549	$61,516	$65,097
United States	16,530	10,100	--	--
	$38,522	$34,649	$61,516	$65,097

19.       Reconciliation to U.S. GAAP:

The consolidated financial statement of the Company have been prepared in accordance with Canadian generally accepted accounting principles which conform from a recognition and measurement perspective, in all material respects to the Company, with United States generally accepted accounting principles for the years presented.